                                                                   Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 64314) dated July 2, 2001, pertaining to 1st Source Corporation Employees' Profit Sharing Plan and Trust, the Registration Statement (Form S-8 No. 333-64306) dated July 2, 2001, pertaining to Trustcorp Mortgage Company Employee Retirement Savings Plan, the Registration Statement (Form S-8 No. 333-64304) dated July 2, 2001, pertaining to 1st Source Corporation 2001 Stock Option Plan, the Registration Statement (Form S-8 No. 333-26243) dated April 30, 1997, pertaining to 1st Source Corporation 1997 Employee Stock Purchase Plan, the Registration Statement (Form S-8 No. 33-81852) dated July 22, 1994, pertaining to 1st Source Corporation 1992 Stock Option Plan, and the Registration Statement (Form S-8 No. 33-8840) dated September 16, 1986, pertaining to 1st Source Corporation Employees' Profit Sharing Plan and Trust of our report dated January 14, 2002, with respect to the consolidated financial statements of 1st Source Corporation incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 2001.





                                                           /s/ ERNST & YOUNG LLP



Columbus, Ohio
March 12, 2002

                                      E-7